Exhibit 99.3

	Beverly	Beverly
	National	National
	September 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$81,660	$16,550
Certificates of deposit	—	—
Securities available for sale, at fair value	98,583	103,623
Securities held to maturity, at cost	—	—
Loans held for sale	—	—
Loans, net	321,157	334,639
Federal Home Loan Bank stock, at cost	4,171	4,086
Premises and equipment, net	8,056	8,386
Other real estate owned	—	—
Accrued interest receivable	1,688	1,769
Goodwill and other intangible assets	—	—
Other assets	15,742	16,452
	$531,057	$485,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$86,863	$74,872
Interest-bearing	307,689	264,661
Total deposits	394,552	339,533
Short-term borrowings	29,409	54,607
Long-term debt	56,103	43,107
Subordinated debt	—	—
Accrued expenses and other liabilities	7,689	7,220
Total liabilities	487,753	444,467
Stockholders’ equity:
Preferred stock; $0.01 par value, 300,000 shares authorized; none issued	—	—
Common stock; $2.50 par value, 5,000,000 shares authorized; 2,912,437 shares issued	7,281	7,281
Additional paid-in capital	18,490	22,917
Retained earnings	19,222	18,459
Accumulated other comprehensive income	(1,689)	(2,926)
Unearned shares, Restricted Stock Plan, 15,755 as of December 31, 2008	—	(323)
Treasury stock, at cost; 248,892 shares at December 31, 2008	—	(4,370)
Total stockholders’ equity	43,304	41,038
	$531,057	$485,505

Unaudited Statement of Income for the

Three and Nine Months ended September 30, 2009

Beverly National Corporation

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(In thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$4,651	$5,026	$14,212	$15,218
Interest and dividends on securities	1,210	1,552	3,967	4,681
Interest on cash equivalents and certificates of deposit	35	64	61	203
Total interest and dividend income	5,896	6,642	18,240	20,102

Interest expense:
Interest on deposits	1,055	1,498	3,126	5,035
Interest on borrowed funds	523	710	1,612	2,138
Total interest expense	1,578	2,208	4,738	7,173
Net interest income	4,318	4,434	13,502	12,929
Provision for loan losses	55	225	430	588
Net interest income, after provision for loan losses	4,263	4,209	13,072	12,341

Non-interest income:	1,073	(2,593)	3,081	(218)

Non-interest expenses:	4,287	3,898	12,950	11,849
Loss before income taxes	1,049	(2,282)	3,203	274

Provision for income taxes	275	392	838	1,022
Net loss	$774	$(2,674)	$2,365	$(748)

Weighted average shares outstanding	2,687,497	2,663,448	2,672,870	2,658,261
Weighted average diluted shares outstanding	2,690,060	2,667,014	2,674,897	2,662,035

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30, 2009	September 30, 2008

Cash flows from operating activities:
Net income (loss)	$2,365	$(748)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of securities, net	(88)	(64)
Write-down of available-for-sale securities	—	3,724
Provision for loan losses	430	588
Change in deferred loan costs, net	58	(30)
Depreciation and amortization	616	578
Increase in cash surrender value of life insurance	(221)	(225)
Decrease (increase) in interest receivable	65	(93)
Decrease (increase) in prepaid expenses	222	(19)
Decrease (increase) in RABBI Trust trading securities	46	(90)
Increase (decrease) in taxes receivable	(139)	106
Decrease in mortgage servicing rights	16	16
Decrease in other assets	25	12
Increase (decrease) in accrued expenses	724	(74)
Decrease in interest payable	(146)	(431)
Decrease in other liabilities	(20)	(195)
Stock-based compensation	3	6

Net cash provided by operating activities	3,956	3,061

Cash flows from investing activities:
Purchases of available-for-sale securities	(23,573)	(22,439)
Proceeds from sales and maturities of available-for-sale securities	30,717	19,642
Purchases of Federal Home Loan Bank stock	(85)	(634)
Purchases of Federal Reserve Bank stock	(1)	—
Loan originations and principal collections, net	12,908	(14,398)
Recoveries of loans previously charged off	85	59
Capital expenditures	(286)	(1,030)

Net cash provided by (used in) investing activities	19,765	(18,800)

Cash flows from financing activities:
Net increase in demand deposits, NOW, money market and savings accounts	51,321	13,410
Net increase (decrease) in time deposits	3,698	(6,383)
Advances from Federal Home Loan Bank	12,000	19,877
Payments on Federal Home Loan Bank advances	(8,422)	(1,737)
Net decrease in short term Federal Home Loan Bank advances	(31,900)	(7,430)
Increase (decrease) in securities sold under agreements to repurchase	16,120	(875)
Proceeds from exercise of stock options	174	200
Dividends paid	(1,602)	(1,582)

Net cash provided by financing activities	41,389	15,480

Net increase (decrease) in cash and cash equivalents	65,110	(259)
Cash and cash equivalents at beginning of period	16,550	15,495
Cash and cash equivalents at end of period	$81,660	$15,236

Supplemental disclosures:
Interest paid	$4,785	$7,605
Income taxes paid	977	916